Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
18 U.S.C. SECTION 1350

In connection with the Quarterly Report on Form 10-Q of Major League Football, Inc. (the “Company”) for the quarter ending January 31, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Wesley Chandler, Principal Executive Officer, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to my knowledge:

1.

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Wesley Chandler

Wesley Chandler,

Principal Executive Officer

Date: March 17, 2017